EXHIBIT T3F
Reconciliation and tie between Indenture, dated as of                                                                , 2006, and the Trust Indenture Act of 1939, as amended.

Trust Indenture Act of 1939 Section	Indenture Section
310(a)(1)	6.10; 6.11; 6.12
(a)(2)	6.12
(a)(3)	TIA
(a)(4)	Not applicable
(a)(5)	TIA
(b)	4.6; 6.4; 6.10; 6.12; TIA

311(a)	6.4; 6.16; TIA
(b)	TIA
(c)	Not Applicable

312(a)	6.8
(b)	1.16; TIA
(c)	1.16; TIA

313 (a)	6.3; 6.7; TIA
(b)	6.3; 6.7; TIA
(c)	6.3; 6.7; TIA
(d)	6.3; 6.7; TIA

314 (a)	9.5; 9.7; TIA
(b)	Not Applicable
(c)(1)	1.2; 4.1; 4.6; 5.7; 7.1; 9.5
(c)(2)	1.2; 4.1; 4.6; 7.1; 9.5
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	9.8; TIA
(f)	TIA

315 (a)	6.1; 6.3; TIA
(b)	6.2
(c)	TIA
(d)(1)	TIA
(d)(2)	6.1; TIA
(d)(3)	6.1; TIA
(e)	6.10; TIA

316 (a) (last sentence)	1.1
(a)(1)(A)	25.2; 5.8
(a)(1)(B)	5.7
(b)	5.9; 5.10
(c)	1.4; TIA

317 (a)(1)	5.3; 6.3
(a)(2)	5.4; 6.3

Trust Indenture Act of 1939 Section	Indenture Section
(b)	6.3; 9.3

318 (a)	1.11
(b)	TIA
(c)	1.11; TIA

This reconciliation and tie Section does not constitute part of the Indenture.

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